Exhibit 10.17

INCENTIVE STOCK OPTION AGREEMENT

(TIME-BASED OPTION)

INCENTIVE STOCK OPTION AGREEMENT (the “Option Agreement”) made this _______ day of __________, 20__ between PSYCHEMEDICS CORPORATION, a Delaware corporation (hereinafter called the “Corporation”), and_______________, an employee of the Corporation (hereinafter called the “Optionee”).

The Corporation desires, by affording the Optionee an opportunity to purchase shares of its Common Stock, $.005 par value (hereinafter called the “Common Stock”), as hereinafter provided, to carry out the purposes of the Corporation’s 2006 Incentive Plan (the “Plan”).

NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration, the parties hereto have agreed, and do hereby agree as follows:

1. Grant of Option. The Corporation hereby irrevocably grants to the Optionee under the Plan the right and option (hereinafter called the “Option”) to purchase all or any part of an aggregate of _____________(_____________) shares of the Common Stock (such number being subject to adjustment as provided in paragraph 7 hereof) on the terms and conditions herein set forth. The Option is intended by the parties hereto to be, and shall be treated as, an incentive stock option (as such term is defined under Section 422 of the Internal Revenue Code of 1986 (hereinafter called the “Code”)).

2. Purchase Price. The purchase price of the shares of the Common Stock covered by the Option shall be $______ per share.

3. Term of Option; Exercisability. The term of the Option shall be for a period of ten (10) years from the date hereof, subject to earlier termination as provided in paragraph 6 hereof. Except as otherwise provided in paragraph 6 hereof, the Option shall become exercisable as follows: the Option shall become exercisable with respect to fifty percent (50%) of the shares (_____________ shares) on _____________ and the Option shall become exercisable with respect to the remaining fifty percent (50%) of the shares (_________ shares) on ______________; provided, in the event that there is a Corporate Event, and (i) the Corporation terminates Optionee’s employment without Cause or (ii) Optionee resigns Optionee’s employment for Good Reason, in either event within the period commencing three (3) months prior to the date of a Corporate Event and ending one (1) year after the date of a Corporate Event, then, subject to and in accordance with the conditions set forth in this Option Agreement, this Option shall immediately accelerate and become fully exercisable) as of the later of (A) the termination date, or (B) the effective date of any separation agreement with the Optionee. The purchase price of the shares as to which the Option shall be exercised shall be paid at the time of exercise as provided in paragraph 8 hereof.

4. Non‑transferability. The Option shall not be transferable otherwise than by will or the laws of descent and distribution, or pursuant to a qualified domestic relations order as defined in the Code, or Title I of the Employee Retirement Income Security Act of 1974, as amended or the regulations thereunder. Subject to the foregoing, the Option may be exercised, during the lifetime of the Optionee, only by her. More particularly (but without limiting the generality of the foregoing), the Option may not be assigned, transferred (except as provided above), pledged, or hypothecated in any way, shall not be assignable by operation of law and shall not be subject to execution, attachment, or similar process. Any attempted assignment, transfer, pledge, hypothecation, or other disposition of the Option contrary to the provisions hereof, and the levy of any execution, attachment, or similar process upon the Option shall be null and void and without effect.

5. Registration of Shares. The Corporation may, in its discretion, require as conditions to the right to exercise this Option that (a) a registration statement under the Securities Act of 1933, as amended, shall be in effect and current with respect to the shares issuable upon exercise of this Option, or (b) the Optionee has given to the Corporation prior to the purchase of any shares pursuant hereto, assurances satisfactory to it that such shares are being purchased for the purpose of investment and not with a view to or for sale in connection with any distribution thereof, including without limitation, a written agreement of the Optionee that the shares shall not be transferred unless registered under the Securities Act of 1933, as amended, or unless counsel for the Corporation gives a written opinion that such transfer is permissible under Federal and State law without registration.

6. Termination of Business Relationship. Except as otherwise provided in this paragraph, the Option shall terminate and be canceled on the first to occur of the expiration date of this Option as set forth in paragraph 3 hereof or the date which is three (3) months following the date on which the Optionee ceases to be an employee, director or independent contractor of the Corporation or one or more of its subsidiaries (the “Business Relationship”). The Option shall be exercisable during such three month period to the extent it was exercisable on the date of such termination. In the event that the Business Relationship shall be terminated on account of the Optionee's death or permanent disability (as such term is defined in Section 22(e)(3) of the Code), the Option may be exercised by the Optionee or, by her heirs, legatees, or legal representatives, as the case may be, during its specified term prior to one (1) year after the date of death or permanent disability, but in any event not later than ten (10) years from the date hereof, with respect to such number of shares as were exercisable on the date of death or the date of such permanent disability, in each case, plus such number of shares as to which the Option would have become exercisable during such following one (1) year period but for such termination on account of death or permanent disability. So long as the Business Relationship shall continue, the Option shall not be affected by any change of duties or position. Nothing in this Option Agreement shall confer upon the Optionee any right to continue the Business Relationship or interfere in any way with the right of the Corporation or any such subsidiary to terminate the Business Relationship at any time. Notwithstanding the foregoing, the Optionee hereby acknowledges that in addition to other requirements, in order to be entitled to favorable tax treatment under the Code with respect to the Option, the Optionee may not exercise the Option more than three months after the date of termination of employment as a W-2 employee of the Company, except for such termination on account of death or disability consistent with the rules for incentive stock options under the Code. To the extent this Option does not qualify as an incentive stock option, then it shall be treated as a non-qualified stock option.

7. Changes in Capital Structure. Adjustments and other matters relating to stock dividends, stock splits, recapitalizations, reorganizations, Corporate Events and the like shall be made and determined in accordance with Section 7 of the Plan, as in effect on the date of this Agreement.

8. Method of Exercising Option. Subject to the terms and conditions of this Option Agreement, the Option may be exercised by written notice to the Corporation at its principal business address attention of the Secretary. Such notice shall state the election to exercise the Option and the number of shares in respect of which it is being exercised, and shall be signed by the person or persons so exercising the Option. At that time, this Option Agreement shall be turned in to the Corporation for action by the Corporation to reduce the number of shares to which it applies. Such notice shall be accompanied by payment in cash or by check, or by shares of the Common Stock, or by a combination of these methods of payment. Payment may also be made by delivery of a notice of “net exercise” to the Corporation, pursuant to which the Optionee shall receive the number of shares of Stock underlying the Option so exercised reduced by the number of shares of Stock equal to the aggregate exercise price of the Option divided by the Fair Market Value on the date of exercise, or by delivery (including delivery by facsimile transmission) to the Corporation or its designated agent of an executed irrevocable option exercise form together with irrevocable instructions to a broker-dealer to sell a sufficient portion of the shares and deliver the sale proceeds directly to the Corporation to pay for the exercise price. In the event that payment is made in shares of the Common Stock, the per share value of the Common Stock shall be the Fair Market Value of such stock on the date of exercise. The certificate or certificates or book entries as applicable, for the shares as to which the Option shall have been so exercised shall be registered in the name of the person or persons so exercising the Option, (or, if the Option shall be exercised by the Optionee and if the Optionee shall so request in the notice exercising the Option, the certificate or certificates or book entry shall be registered in the name of the Optionee and another person jointly, with the right of survivorship) and shall be delivered as provided above to or upon the written order of the person or persons exercising the Option. In the event the Option shall be exercised by any person or persons other than the Optionee (to the extent permitted under this Option Agreement), such notice shall be accompanied by appropriate proof of the right of such person or persons to exercise the Option.

9. General. The Corporation shall at all times during the term of the Option reserve and keep available such number of shares of Common Stock as shall be sufficient to satisfy the requirements of this Option Agreement, shall pay all original issue taxes with respect to the issue of shares pursuant hereto and all other fees and expenses necessarily incurred by the Corporation in connection therewith, and shall from time to time use its best efforts to comply with all laws and regulations which, in the opinion of counsel for the Corporation, shall be applicable thereto. The Corporation makes no representation or warranty that this Option or shares issued pursuant hereto qualify under any Federal or State law for any special tax treatment. This Option, and the rights granted to the Optionee hereunder shall be subject to forfeiture to the Corporation in accordance with any policy that may hereafter be promulgated by the Corporation to comply with the requirements of Section 10D(b)(2) of the Securities Exchange Act of 1934, as amended. The terms of this Option Agreement shall be construed to conform with, and shall be governed by the provisions of the Plan, as amended, and in the event of any inconsistency between the provisions of this Incentive Stock Option Agreement and the Plan, the provisions of the Plan shall control.

10. Notices. Any notices required or permitted by the terms of this Option Agreement shall be given by recognized courier service, facsimile, registered or certified mail, return receipt requested, addressed as follows:

If to the Corporation:

Psychemedics Corporation

Attention: Chief Executive Officer

If to the Optionee to the last known address provided to the Human Resources department by the Optionee or to such other address or addresses of which notice in the same manner has previously been given. Any such notice shall be deemed to have been given upon the earlier of receipt, one business day following delivery to a recognized courier service or three business days following mailing by registered or certified mail.

11. Data Privacy. By entering into this Option Agreement, the Optionee: (i) authorizes the Corporation and each Affiliate, and any agent of the Corporation or any Affiliate facilitating the grant or administration of the Option, to disclose to the Corporation or any of its Affiliates such information and data as the Corporation or any such Affiliate shall request in order to facilitate the grant or administration of the Option; and (ii) authorizes the Corporation and each Affiliate to store and transmit such information in electronic form for the purposes set forth in this Option Agreement.

12. Clawback. Notwithstanding anything to the contrary contained in this Option Agreement, the Corporation may recover from the Optionee any compensation received from the Option or the exercise of the Option or cause the Optionee to forfeit the Option (whether or not then exercisable) or the underlying shares in accordance with any forfeiture or clawback policy established by the Corporation generally for executives from time to time.

13. Definitions. Any term used herein and not defined in this Agreement but defined in the Plan, shall have the meaning set forth in the Plan.

14. Section 409A of the Code. This Option Agreement is intended to comply with the provisions of Section 409A of the Code to the extent they are applicable and shall be administered in a manner consistent with this intent. Without limiting the foregoing, any requirements imposed under the Treasury Regulations promulgated under said Section 409A as finally adopted, in order for the Option granted hereunder to remain in compliance with said Section 409A, are hereby incorporated by reference into this Option Agreement. The parties agree that this Option Agreement may be amended, as reasonably requested by either party, and as may be necessary to fully comply with Section 409A of the Code and all related rules and regulations in order to preserve the payments and benefits provided hereunder without additional cost to either party. The Corporation makes no representation or warranty and shall have no liability to the Optionee or any other person if any provisions of this Option Agreement are determined to constitute deferred compensation subject to Section 409A of the Code but do not satisfy an exemption from, or the conditions of, such Section.

15. Withholding Taxes. If the Corporation in its discretion determines that it is obligated to withhold any tax in connection with the exercise of this Option, or in connection with the transfer of, or the lapse of restrictions on, any Common Stock or other property acquired pursuant to this Option, the Optionee hereby agrees that the Corporation may withhold from the Optionee’s remuneration the appropriate amount of tax. At the discretion of the Corporation, the amount required to be withheld may be withheld in cash from such remuneration or in kind from the Common Stock or other property otherwise deliverable to the Optionee on exercise of this Option. The Optionee further agrees that, if the Corporation does not withhold an amount from the Optionee’s remuneration sufficient to satisfy the withholding obligation of the Corporation, the Optionee shall make reimbursement on demand, in cash, for the amount underwithheld.

16. Governing Law. This Option Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to the conflict of law principles thereof. For the purpose of litigating any dispute that arises under this Option Agreement, the parties hereby consent to exclusive jurisdiction in the state of Delaware and agree that such litigation shall be conducted in the state courts of the state of Delaware or the federal courts of the United States for the District of Delaware.

17. Miscellaneous. If any provision of this Option Agreement is held to be invalid or unenforceable by a court of competent jurisdiction, then such provision or provisions shall be modified to the extent necessary to make such provision valid and enforceable, and to the extent that this is impossible, then such provision shall be deemed to be excised from this Option Agreement, and the validity, legality and enforceability of the rest of this Option Agreement shall not be affected thereby. The terms of this Option Agreement may be modified or amended by the Administrator; provided that any modification or amendment of this Option Agreement shall not, without the consent of the Optionee, adversely affect the Optionee’s rights under this Option Agreement. The terms and provisions of this Option Agreement may be waived, or consent for the departure therefrom granted, only by written document executed by the party entitled to the benefits of such terms or provisions. No such waiver or consent shall be deemed to be or shall constitute a waiver or consent with respect to any other terms or provisions of this Option Agreement, whether or not similar. Each such waiver or consent shall be effective only in the specific instance and for the purpose for which it was given and shall not constitute a continuing waiver or consent. This Option Agreement, the Plan, and the relevant provisions of the Optionee’s Employment Agreement embody the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersede all prior oral or written agreements and understandings relating to the subject matter hereof.

IN WITNESS WHEREOF, the Corporation has caused this Option Agreement to be duly executed by its officer thereunto duly authorized, and the Optionee has hereunto set her hand and seal all on the day and year first above written.

PSYCHEMEDICS CORPORATION

By:___________________________
Name:
Title:

OPTIONEE

______________________________